CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 20-F Registration Statement of Alexandra Capital Corp. of our report dated March 10, 2015 relating to the financial statements of Alexandra Capital Corp. for the years ended November 30, 2014 and 2013, and for the years then ended. We also consent to the reference to us under the heading “Statements by Experts” and to the filing of this letter as an exhibit in the Form 20-F Registration Statement.

Yours truly,

Vancouver, Canada
September 10, 2015